THE WARRANTS REPRESENTED BY THIS WARRANT CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY OTHER APPLICABLE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION, AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT PROVIDED BY REGULATION S PROMULGATED UNDER THE ACT. THESE SECURITIES CANNOT BE TRANSFERRED, OFFERED, OR SOLD IN THE UNITED STATES OR TO A “U.S. PERSON” (AS THAT TERM IS DEFINED IN REGULATION S PROMULGATED UNDER THE ACT) UNLESS SUCH SECURITIES ARE REGISTERED UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE CORPORATION AND ITS COUNSEL. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.

WARRANT CERTIFICATE

OF

PIEDMONT MINING COMPANY, INC.

Date of Issuance: May 22, 2008	Certificate Number: F-12

THIS WARRANT CERTIFICATE (“Warrant Certificate”) certifies that, for value received, IBK Capital Corp., or his/her/its permitted assigns registered on the books (collectively, the “Holder”) of Piedmont Mining Company, Inc., a North Carolina corporation (the “Company”), having its principal place of business at 18124 Wedge Parkway, #214, Reno, NV 89511, is entitled to purchase at any time on or prior to the Expiration Date (hereinafter defined), up to 320,333 shares of Common Stock of the Company (“Common Stock”) at a purchase price as set forth below, subject to adjustment as hereinafter provided.

1.     Warrant Purchase Price. Each Warrant shall entitle the Holder to purchase one share of Common Stock and the purchase price payable upon exercise of one Warrant shall be US$0.15 per share (“Purchase Price”). The Purchase Price and number of shares of Common Stock (“Warrant Shares”) issuable upon exercise of each Warrant are subject to adjustment as provided in Section 7.

2.	Exercise of Warrant.

Method of Exercise. Pursuant to the terms and conditions set forth in this Warrant Certificate, the Warrants are exercisable at any time, on or before the Expiration Date, at the option of the Holder, upon surrender of this Warrant Certificate to the Company together with a duly completed Notice of Exercise, in the form attached hereto as Exhibit A, and payment of an amount equal to the Purchase Price multiplied by the number of Warrants to be exercised. In the case of exercise of less than all the Warrants represented by this Warrant Certificate, the Company shall cancel this Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate for the balance of such Warrants.

3.         Expiration. The term “Expiration Date” shall mean 5:00 p.m. (PST) on May 22, 2010, or if such date shall be a holiday or a day on which banks are authorized to close, then 5:00 p.m. (PST) the next following date which is not a holiday or a day on which banks are not authorized to close.

4.         Agreement of Holder. The Holder acknowledges that the Warrants represented by this Warrant Certificate and Warrant Shares have not been registered under the Securities Act of 1933, as amended (the “Act”) and accordingly that they will not be transferred or sold except pursuant to (i) the provision of Regulation S of the Act, (ii) an effective registration statement under the Act or an exemption therefrom, or (iii) in a transaction not subject thereto, and in compliance with all applicable securities laws of any state or jurisdiction.

5.         Representations and Warranties of Holder. In connection with the transactions provided for herein, Holder hereby represents and warrants to the Company as follows:

(a)       Investment Intent. The Holder is acquiring the Warrants evidenced by this Warrant Certificate and any Warrant Shares issuable upon exercise of the Warrants for investment purposes for Holder’s own account and not with a view to, or for resale in connection with, any distribution thereof. The Holder understands that the Warrant Shares issuable upon exercise of the Warrants have not been registered under the Act by reason of a specific exemption from the registration provisions of the Act that depends upon, among other things, the bona fide nature of the investment intent as expressed herein.

(b)       Non-U.S. Person. The Holder is not in the United States. The Holder is not a “U.S. Person” as defined by Rule 902(k) Regulation S of the Act and is not acquiring the Warrants or exercising the Warrants for the account or benefit of a U.S. Person. A “U. S. Person” is defined by Regulation S of the Act to be any person who is: any natural person resident in the United States; any partnership or corporation organized or incorporated under the laws of the United States; any estate of which any executor or administrator is a U.S. person; any trust of which any trustee is a U.S. person; any agency or branch of a foreign entity located in the United States; any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporate, or (if an individual) resident in the United States; and any partnership or corporation if: (a) organized or incorporated under the laws of any foreign jurisdiction, and (b) formed by a U.S. person principally for the purpose of investing in securities not registered under the Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Section 230.501 (a) of the Act) who are not natural persons, estates or trusts.

(c)       Regulation S. The Holder acknowledges that the Warrants and Warrant Shares acquired upon the exercise of any Warrants have not been registered under the Act and that the Warrants may not be exercised by or on behalf of any U.S. Person unless registered under the Act or an exemption from such registration is available. In addition, the Holder acknowledges and agrees that the Warrants and the Warrant Shares may not be offered or sold in the United States or to U.S. persons unless the Warrants and the Warrant Shares are registered under the Act, sold in accordance with the provisions of Regulation S of the Act or pursuant to an available exemption from registration. The certificate(s) representing the Warrant Shares will bear one or more restrictive legends determined by counsel to the Company to be necessary or appropriate in order to comply with United States federal or state securities law or to secure or protect any applicable exemptions from registration or qualification, and the Holder agrees to abide by the terms thereof.

(d)       Hedging Transactions. The Holder agrees not to engage in hedging transactions with regard to the Warrants and the Warrant Shares, unless in compliance with the Act.

(e)       Other Securities Laws. The Warrants and Warrant Shares acquired upon the exercise of Warrants does not violate any securities laws, or any laws or regulations in which the Holder resides.

6.         Loss or Mutilation. Upon receipt by the Company of reasonable evidence of the ownership of and the loss, theft, destruction or mutilation of this Warrant Certificate and, in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company, or, in the case of mutilation, upon surrender and cancellation of the mutilated Warrant Certificate, the Company shall execute and deliver in lieu thereof a new Warrant Certificate representing an equal number of Warrants.

7.         Adjustment of Purchase Price and Number of Warrant Shares. The number and kind of Warrant Shares purchasable upon the exercise of the Warrants and the Purchase Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

(a)       Splits, Combinations, Reclassifications. In the event the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to the holders of the outstanding shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock through stock split or otherwise, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue by reclassification of its Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation) other securities of the Company, the number and/or nature of Warrant Shares purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which it would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the effective date of such event or any record date with respect thereto.

(b)       Reorganizations, Mergers, Consolidations or Sales of Assets. In the event of any capital reorganization or any reclassification of the capital stock of the Company or in case of the consolidation or merger of the Company with another corporation (other than a consolidation or merger in which the outstanding shares of the Company’s Common Stock are not converted into or exchanged for other rights or interests), or in the case of any sale, transfer or other disposition to another corporation of all or substantially all the properties and assets of the Company, the Holder of each Warrant shall thereafter be entitled to purchase (and it shall be a condition to the consummation of any such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition that appropriate provisions shall be made so that such Holder shall thereafter be entitled to purchase) the kind and amount of shares of stock and other securities and property (including cash) which the Holder would have been entitled to receive had such Warrants been exercised immediately prior to the effective date of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition.

(c)       Notice of Capital Changes. If at any time the Company shall effect any of the events described in subsections (a) and (b) above, or there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company, then, in any one or more of said cases, the Company shall give the Holder written notice, by registered or certified mail, postage prepaid, of the date on which (i) a record shall be taken for such dividends, distributions and the like or (ii) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be. Such written notice shall be given at least five business (5) days prior to the relevant event.

(d)       Adjustment of Purchase Price. Upon each adjustment in the number of Warrant Shares purchasable hereunder, the Purchase Price shall be proportionately increased or decreased, as the case may be, in a manner that is the inverse of the manner in which the number of Warrant Shares purchasable hereunder shall be adjusted, as determined in good faith by the Board of Directors of the Company.

(e)       Certificates of Adjustments. Whenever the Purchase Price or the number of Warrant Shares purchasable hereunder shall be adjusted pursuant to this Section 7, the Company shall prepare a certificate signed by the chief executive officer of the Company setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Purchase Price and the number of Warrant Shares purchasable hereunder after giving effect to such adjustment, and shall cause copies of such certificate to be mailed, by first class mail, postage prepaid, to the Holder.

8.         No Voting Rights. Except as otherwise provided herein, this Warrant Certificate shall not be deemed to confer upon the Holder any right to vote or to consent to or receive notice as a shareholder of the Company, in respect of any matters whatsoever, prior to the exercise hereof.

9.         Warrants Transferable. This Warrant Certificate and all rights hereunder are not transferable by the Holder, in whole or in part, without the prior written consent of the Company; provided, however, that without the prior written consent of the Company, this Warrant Certificate and all rights hereunder may be transferred, subject to the provisions of Section 4, by the Holder only to an affiliate of the initial Holder hereof or successor in interest to any such person that is not a “U.S. Person”. For the purposes of this section, “affiliate” means, with respect to any person, any entity controlling, controlled by or under common control with such designated person, and “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

10.       Fractional Shares. Notwithstanding that the number of Warrant Shares purchasable upon the exercise of the Warrant represented by this Warrant Certificate may have been adjusted pursuant to the terms hereof, the Company shall nonetheless not be required to issue fractions of shares upon the exercise of the Warrants or to distribute certificates that evidence fractional shares nor shall the Company be required to make any cash payments in lieu thereof upon exercise of the Warrants. Holder hereby waives any right to receive fractional shares.

11.       Successors and Assigns. This Warrant Certificate shall be binding on and inure to the benefit of the heirs, executors, administrators, successors, and assigns of the respective parties.

12.       Governing Law. This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to the conflicts of law provisions of the State of Nevada or of any other state.

IN WITNESS WHEREOF, this Warrant Certificate has been executed as of this 22nd day of May, 2008.

PIEDMONT MINING COMPANY, INC.
a North Carolina corporation

By:

Robert M. Shields, Jr. President and CEO

EXHIBIT A

NOTICE OF EXERCISE

To:	Piedmont Mining Company, Inc.
500 East 77 Street, Suite 335
New York, New York 10162
Attn: Robert M. Shields Jr., Chief Executive Officer

The undersigned hereby irrevocably elects to exercise, pursuant to Section 2 of the Warrant Certificate accompanying this Notice of Exercise, such number of Warrants to purchase                                                   shares of Common Stock (the “Warrant Shares”) of Piedmont Mining Company, Inc., a North Carolina corporation (the “Company”), in accordance with the terms of the Warrant Certificate, including but not limited to, the following investor representations and warranties and herewith makes payment of the Purchase Price of such Warrant Shares in full.

In connection to this Notice of Exercise the undersigned hereby represents and warrants to the Company as follows:

(a)       The undersigned represents that the Warrant Shares to be received will be acquired for investment for its own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that it has no present intention of securing, granting any participation in or otherwise distributing the same. The undersigned further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Warrant Shares.

(b)       The undersigned is fully aware of: (1) the highly speculative nature of the investment in the Warrant Shares; (2) the financial hazards involved; (3) the lack of liquidity of the Warrant Shares and the restrictions on transferability of the Warrant Shares; and (4) the qualifications and backgrounds of the management of the Company.

(c)       The undersigned acknowledges that the Warrants Shares have not been registered under the Securities Act of 1933, as amended (the “Act”) and accordingly that they will not be transferred or sold except pursuant to (i) the provision of Regulation S of the Act, (ii) an effective registration statement under the Act or an exemption therefrom, or (iii) in a transaction not subject thereto, and in compliance with all applicable securities laws of any state or jurisdiction.

(d)       At no time was the undersigned presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Warrant Shares.

(e)       The certificates for the Warrant Shares will bear one or more restrictive legends determined by counsel to the Company to be necessary or appropriate in order to comply with federal or state securities law or to secure or protect any applicable exemptions from registration or qualification.

(f)        The undersigned represents that it is experienced in evaluating development stage companies such as the Company, is able to fend for itself in transactions, has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its prospective investment in the Company, and has the ability to bear the economic risks of the investment.

(g)       The undersigned acknowledges and understands that the Warrant Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available, and that the Company is under no obligation to register the Warrant Shares.

(h)	The undersigned hereby certifies that (please initial if applicable):

The undersigned is not in the United States. The undersigned is not a “U.S. Person” as defined by Rule 902(k) Regulation S of the Act and is not acquiring the Securities or exercising the Warrant for the account or benefit of a U.S. Person. A “U. S. Person” is defined by Regulation S of the Act to be any person who is: any natural person resident in the United States; any partnership or corporation organized or incorporated under the laws of the United States; any estate of which any executor or administrator is a U.S. person; any trust of which any trustee is a U.S. person; any agency or branch of a foreign entity located in the United States; any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporate, or (if an individual) resident in the United States; and any partnership or corporation if: (a) organized or incorporated under the laws of any foreign jurisdiction, and (b) formed by a U.S. person principally for the purpose of investing in securities not registered under the Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Section 230.501 (a) of the Act) who are not natural persons, estates or trusts.

OR

The undersigned has provided the Company with a written opinion of counsel to the effect that the Warrants and the Warrant Shares delivered upon exercise thereof have been registered under the Act or are exempt from registration thereunder.

(i)        The undersigned acknowledges and agrees that the purchase of any Warrant Shares upon the exercise of Warrants does not violate any securities laws, or any laws or regulations in which the undersigned resides.

(j)        The undersigned agrees not to engage in hedging transactions with regard to the Warrant Shares, unless in compliance with the Act

(k)       The undersigned covenants that, in the absence of an effective registration statement covering the Warrant Shares, it will sell, transfer, or otherwise dispose of the Warrant Shares only in a manner consistent with its representations and covenants set forth herein. In connection therewith the undersigned acknowledges that the Company shall make a notation on its stock books regarding the restrictions on transfer set forth herein and shall transfer shares on the books of the Company only to the extent not inconsistent therewith.

(l)        The undersigned understands that no established public trading market now exists for the Warrants issued by the Company and that there can be no assurance that a public market will ever exist for the Warrants.

Date: ________________20__

Name of Holder

Signature

Address